UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26224	51-0317849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Dr. Stuart Essig as President and Chief Executive Officer

On May 5, 2026, Integra LifeSciences Holdings Corporation (the “Company”) announced the appointment of Dr. Stuart M. Essig to serve as its President and Chief Executive Officer, effective as of May 1, 2026 (the “Start Date”). Dr. Essig succeeds Mojdeh Poul, who is departing from her role as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”) effective as of the end of the day on April 30, 2026 (the “Separation Date”).

Dr. Essig, 64, has served as Chairman of the Board since January 2012 and will continue to serve in such role following his appointment as President and Chief Executive Officer. Prior to serving as Chairman, he served as the Company’s Chief Executive Officer and as a director from 1997 through 2012 and as the Company’s President from 1997 until 2010. From February 2024 to June 2025, he served as the Executive Chairman of the Board. Prior to joining the Company, he acted as the managing director in mergers and acquisitions for the medical technology practice at Goldman, Sachs & Co. He currently serves as managing director of Prettybrook Partners, LLC, a family office dedicated to investing in healthcare companies, which he cofounded in 2012.

Dr. Essig does not have any family relationships with any executive officer or director of the Company. There are no arrangements or understandings with the Company, or any other persons, under which Dr. Essig was elected to serve as an officer of the Company. In addition, he is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Act of 1934, as amended.

Employment Agreement with Dr. Essig

In connection with Dr. Essig’s appointment, the Company entered into an employment agreement (the “Essig Employment Agreement”) with Dr. Essig pursuant to which Dr. Essig will commence employment effective as of the Start Date. Pursuant to the Essig Employment Agreement, Dr. Essig is entitled to receive an annual base salary of $1,075,000 and is eligible for an annual bonus opportunity targeted at 125% of his annual base salary (the “Target Bonus”), and for 2026, Dr. Essig’s annual bonus will be pro-rated from the Start Date. Consistent with Company policies, Dr. Essig, as an employee of the Company, will not be entitled to any compensation for his service as a director on the Board.

In connection with his appointment, Dr. Essig will receive a one-time grant of restricted stock units (“RSUs”) with a grant date value of $4,000,000 (the “Initial RSU Award”) and a one-time grant of an option to purchase up to $4,000,000 of shares of the Company’s common stock, at an exercise price per share equal to the closing price of the Company’s common stock as reported by the Nasdaq Global Market on the grant date (the “Initial Option Award” and together with the Initial RSU Award, the “Initial Equity Awards”). The Initial Equity Awards will vest as to one-third of the RSUs or options, as applicable, on the first anniversary of the Start Date and as to the remaining two-thirds in 24 equal monthly installments thereafter, subject to Dr. Essig’s continued employment with the Company through the applicable vesting dates.

Commencing in 2027, Dr. Essig will be eligible to receive annual equity-based awards, with the amount, form and mix of any such awards to be determined by the Compensation Committee of the Board in its discretion; provided, however, that no more than 50% of the aggregate grant-date fair value of all equity awards granted to Dr. Essig in any calendar year may be granted in the form of performance stock units, and any future grants of equity to Dr. Essig will be subject to the same vesting schedule as the Initial Equity Awards.

If Dr. Essig’s employment is terminated outside the context of a “change in control” by the Company for a reason other than death, disability, or “cause” or by Dr. Essig for “good reason,” Dr. Essig will be eligible to receive (i) a severance equal to 2.0 times the sum of his then-current base salary and Target Bonus paid in installments, (ii) a pro-rata annual bonus for the year in which the termination occurs based on actual achievement of the applicable performance goals (the “Pro-Rata Bonus”), (iii) COBRA premiums for up to 18 months after termination (the “COBRA Benefit”), and (iv) full accelerated vesting of all outstanding equity awards, with any options exercisable for five years after termination and awards of performance stock units settled based on actual achievement of performance goals at the end of the applicable performance period (the “Equity Acceleration Benefit”).

If, within 24 months following a “change in control” of the Company, Dr. Essig terminates his employment for “good reason,” or his employment is terminated by the Company for a reason other than death, disability, or “cause,” Dr. Essig will be eligible to receive: (i) a single lump sum severance amount equal to 2.99 times the sum of his then-current annual base salary and Target Bonus, (ii) the Pro-Rata Bonus, (iii) the COBRA Benefit and (iv) the Equity Acceleration Benefit. In the event that a change in control occurs within 120 days following Dr. Essig’s termination without cause or for good reason, he will be entitled to receive the foregoing change in control severance in lieu of the non-change in control severance described above.

In the event of Dr. Essig’s “retirement,” Dr. Essig will be entitled to (i) the Pro-Rata Bonus and (ii) the Equity Acceleration Benefit, except that awards of performance stock units granted more than six months but less than 12 months prior to Dr. Essig’s retirement will vest on a pro-rated basis based on the number of months employed from the applicable grant date to the termination date and settled based on actual achievement of performance goals at the end of the applicable performance period.

Dr. Essig’s right to receive the severance payments and benefits pursuant to the Essig Employment Agreement (other than upon his death) is contingent upon Dr. Essig’s execution and non-revocation of a general release of claims in favor of the Company.

Dr. Essig also previously entered into the Company’s standard indemnification agreement (the “Indemnification Agreement”), the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2022. Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Dr. Essig for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer and director of the Company.

Separation Agreement and Release with Ms. Poul

In connection with Ms. Poul’s departure from the Company, the Company entered into a separation agreement with Ms. Poul, effective as of the Separation Date (the “Separation Agreement”). Pursuant to the Separation Agreement, Ms. Poul has resigned from the Board effective as of the Separation Date.

The Separation Agreement provides for the payments and benefits to which Ms. Poul is entitled pursuant to Section 14(b) of her employment agreement with the Company in connection with a “Termination without Cause, for Good Reason or due to Non-Renewal (No Change in Control),” contingent upon her execution and non-revocation of a release and waiver of claims in favor of the Company. Please refer to the description of the post-employment payments and benefits included under the heading “Executive Compensation―Potential Payments upon a Termination or Change in Control” in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 6, 2026, which description is incorporated herein by reference.

Additionally, subject to Ms. Poul’s execution and non-revocation of the release, the Company will pay Ms. Poul a lump sum cash amount equal to $566,526, representing in the aggregate (i) the cash-out of the unvested portion of her commencement RSU award and (ii) a pro rata portion of her 2026 annual bonus based on actual performance through April 30, 2026. Further, the Company will reimburse Ms. Poul for up to $25,000 in documented legal fees and expenses actually incurred in connection with the drafting, review and negotiation of the Separation Agreement.

Appointment of Michael McBreen as Chief Commercial Officer

On May 5, 2026, the Company also announced the appointment of Michael McBreen, the Company’s Executive Vice President, President, Codman Specialty Surgical, as Chief Commercial Officer effective as of the Start Date. In connection with his appointment, the Company entered into a new compensatory arrangement with Mr. McBreen, pursuant to which Mr. McBreen is entitled to receive an annual base salary of $660,000 and is eligible for an annual bonus opportunity targeted at 90% of his annual base salary. Mr. McBreen will also receive a one-time grant of RSUs and options with an aggregate grant date value of $1,000,000 (the “Promotion Award”). The Promotion Award will be comprised of 50% RSUs and 50% options, which, in each case, vest in three substantially equal annual installments on the first, second and third anniversaries of the Start Date, subject to Mr. McBreen’s continued employment with the Company through the applicable vesting dates. In addition, Mr. McBreen will also be eligible to receive an annual equity-based award with a target grant date value of $2,000,000 for the Company’s 2027 annual grant cycle, in a form consistent with the equity grants made to the Company’s senior executives.

In addition, the Company has agreed to the following treatment of equity awards granted to Mr. McBreen following his appointment (including the Promotion Award) in the event his employment terminates due to his retirement: (i) all options and restricted stock units will become fully vested upon such retirement, with any stock options remaining exercisable until the expiration date set forth in the option agreement evidencing such option; and (ii) awards of performance stock units will remain outstanding and be settled based on actual achievement of performance goals through the end of the applicable performance period. For purposes of Mr. McBreen’s equity award treatment, “retirement” means a voluntary termination of employment by Mr. McBreen at or after age 64, subject to Mr. McBreen providing at least six months’ notice of his intention to retire.

On May 5, 2026, the Company issued a press release announcing the foregoing transition matters. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated May 5, 2026, issued by Integra LifeSciences Holdings Corporation

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 5, 2026	By:	/s/ Michael Hutchinson
Michael Hutchinson
	Title:	Executive Vice President, Chief Legal Officer &
Secretary